Exhibit 99.1

FOR IMMEDIATE RELEASE

WALTER INVESTMENT MANAGEMENT CORP. SUCCESSFULLY COMPLETES FINANCIAL RESTRUCTURING

Emerges from Chapter 11 as Ditech Holding Corporation

FORT WASHINGTON, Pa., February 9, 2018 – Walter Investment Management Corp. (NYSE: WAC.BC) today announced that it successfully completed its financial restructuring plan and emerged from Chapter 11 under the name Ditech Holding Corporation (“Ditech Holding” or the “Company”). Trading in Ditech Holding’s new common stock is expected to commence on February 12, 2018 under the symbol “DHCP”. Through its financial restructuring, the Company eliminated approximately $800 million1 of outstanding corporate debt from its balance sheet and enhanced its financial flexibility.

The Company has chosen Ditech Holding Corporation as the new name for its parent company, as it reflects the Company’s focus on its strong core business and its commitment to serving customers. The Company remains committed to enhancing the customer experience through the growth of its origination and servicing businesses and by focusing on new technology, innovation, and other areas that are critical to the Company’s success. With an industry leading team, the Company expects demand for its quality products, services and single source convenience to grow as it builds on its legacy as a customer-driven organization.

George M. Awad, a continuing member of Ditech Holding’s Board of Directors, said, “We are emerging from this process with a new name and an even stronger focus and ability to serve our customers. Ditech Holding is beginning its next chapter with increased financial flexibility and continued momentum in our efforts to transform our business. We are excited about the prospects of our core business and are confident that we are well positioned to drive profitable growth and create value for our shareholders.”

Mr. Awad added, “We would like to thank all of our employees for their dedication throughout this process. They have been and will continue to be the ultimate driver of our success. We also thank our customers and other business partners for their support throughout this process. Looking ahead, we are committed as ever to our mission of enabling the dream of homeownership for our customers and caring for them throughout their homeownership lifecycle.”

Following the completion of the restructuring, Ditech Holding will continue to serve customers through its operating subsidiaries, Ditech Financial LLC and Reverse Mortgage Solutions, Inc.

Additional information about Ditech Holding is available on the Company’s new website: www.ditechholding.com

Additional information regarding Walter Investment Management Corp.’s financial restructuring, including court filings and other documents related to the court proceeding is available at http://cases.primeclerk.com/Walter or by calling the Company’s Restructuring Hotline, toll-free at 866-430-6844 or 1-646-795-6176 for calls originating outside of the U.S. Questions can also be emailed to walterinfo@PrimeClerk.com.

Advisors

Weil, Gotshal & Manges LLP is acting as legal counsel, Houlihan Lokey is acting as investment banking debt restructuring advisor and Alvarez & Marsal North America, LLC is acting as financial advisor to the Company in connection with the financial restructuring. The consenting term lenders are represented by Kirkland & Ellis LLP as counsel and FTI Consulting as financing adviser and the consenting senior noteholders are represented by Milbank Tweed as counsel and Moelis & Company as financial adviser.

[1]	As compared to the amount of outstanding corporate debt of the Company as of June 30, 2017.

About Ditech Holding Corporation

Ditech Holding is an independent servicer and originator of mortgage loans and servicer of reverse mortgage loans. Based in Fort Washington, Pennsylvania, the Company has approximately 4,100 employees and services a diverse loan portfolio. For more information about Ditech Holding, please visit the Company’s website at www.ditechholding.com. The information on the Company’s website is not a part of this release.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “would,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from results, performance or achievements expressed in these forward-looking statements. Such statements include, but are not limited to, statements relating to the trading of our common stock, descriptions of management’s strategy, plans, objectives, expectations, or intentions and descriptions of assumptions underlying any of the above matters and other statements that are not historical fact.

These forward-looking statements are based on the Company’s current beliefs, intentions and expectations and are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome of any proposed transactions the Company considers. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the Securities and Exchange Commission.

The above factors, risks and uncertainties are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond the Company’s control. New factors, risks and uncertainties emerge from time to time, and it is not possible for management to predict all such factors, risks and uncertainties. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the Company’s objectives and plans will be achieved. These forward-looking statements speak only as of the date such statements were made or any earlier date indicated, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in underlying assumptions or otherwise. If the Company were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that the Company would make additional updates or corrections thereafter.

Contact

Kimberly Perez

SVP & Chief Accounting Officer

813.421.7694

investorrelations@ditech.com

Or

Michael Freitag / Andy Brimmer / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449